Exhibit 10.8

CREDIT SUISSE INTERNATIONAL

[CREDIT SUISSE LOGO]	One Cabot Square London E14 4QJ	Telephone: 020 7888 8888 www.credit-suisse.com

22 May 2012

National Cinemedia, LLC

9110 East Nichols Avenue

Suite 200

Centennial

CO

80112-3405

United States

External ID: 53199051

Dear Sir/Madam,

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the Agreement specified below.

This Confirmation amends, restates and supersedes in its entirety all Confirmations dated prior to the date hereof in respect of this Transaction.

In this Confirmation “CSIN” means Credit Suisse International and “Counterparty” means National Cinemedia, LLC.

1.	The definitions and provisions contained in the 2006 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern. References herein to a “Transaction” shall be deemed to be references to a “Swap Transaction” for the purposes of the 2006 ISDA Definitions.

This Confirmation supplements, forms part of, and is subject to, the 1992 ISDA Master Agreement (Cross Border) dated as of 02 March 2007 as amended and supplemented from time to time (the “Agreement”), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

Registered Office as above.

Registered with unlimited liability in England under No.: 2500199

Authorised and Regulated by the Financial Services Authority.

VAT No: GB 447 0737 41.

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2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:	USD 56,250,000.00, as amended in accordance with “Additional Terms” below.

Trade Date:	02 March 2007

Effective Date:	13 March 2007

Termination Date:	13 February 2015, subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating Amounts:

Floating Rate Payer:	CSIN

Floating Rate Payer Payment Dates:	Each 13 March, 13 June, 13 September and 13 December, commencing on 13 June 2007, and ending on 13 December 2014, inclusive, with the final Payment Date on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating Rate Option:	USD-LIBOR-BBA; provided, however, that in respect of the final Calculation Period, Linear Interpolation shall apply based upon a Designated Maturity of 1 Month and a Designated Maturity of 2 Months.

Designated Maturity:	3 Months (except as noted above)

Spread:	None

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period

Compounding:	Not Applicable

Fixed Amounts:

Fixed Rate Payer:	Counterparty

Fixed Rate Payer Payment Dues:	Each 13 March, 13 June, 13 September and 13 December, commencing on 13 June 2007, and ending on 13 December 2014, inclusive, with the final Payment Date on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Rate:	4.984%

Fixed Rate Day Count Fraction:	Actual/360

Business Days:	London and New York

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Calculation Agent:	CSIN, unless otherwise specified in the Agreement.

Additional Terms:

In consideration of amending the Notional Amount from USD 137,500,000 to USD 56,250,000 (the “New Notional Amount”) on 27 April 2012 (the Notional Amendment Date”), Counterparty shall pay the sum of USD 10,504,000 to CSIN for value 27 April 2012. (For the avoidence of doubt such payment has been made by Counterparty on 27 April 2012). Notwithstanding the forgoing the parties hereto agree that the Notional Amount of this Transaction is hereby reduced for each Floating Rate Payer and Fixed Rate Payer from and including March 13, 2012.

Account Details:

Payments to CSIN:	As advised separately in writing

Payment to Counterparty:	As advised separately in writing.

Credit Suisse International is authorised and regulated by the Financial Services Authority and has entered into this transaction as principal. The time at which the above transaction was executed will be notified to Counterparty on request.

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

Yours faithfully,

Credit Suisse International

By:	/s/ Steve Long
Steve Long
Title: Vice President

Confirmed as of the date first written above:

National Cinemedia, LLC

By:	National CineMedia, Inc., its Manager

By:	/s/ Gary W. Ferrera
Name: Gary W. Ferrera
Title: EVP/CFO